Exhibit 10.2

STOCK SUBSCRIPTION AGREEMENT

THIS STOCK SUBSCRIPTION AGREEMENT is made as of October 26, 2025, by and between Annovis Bio, Inc. (the “Company”), a Delaware corporation, and ____________ (the “Purchaser”).

Recitals:

WHEREAS, the Board of Directors of the Company has approved the sale of shares of the Company’s Common Stock to the Purchaser, and the Purchaser wishes to purchase such shares.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

1.       Purchase and Sale of the Shares. The Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, _______ shares of the Company’s Common Stock (the “Shares”), par value $0.0001 per Share, subject to the terms and provisions of this Agreement, at a purchase price of $2.05 per Share, for a total purchase price of $_______ (the “Purchase Price”). The Purchase Price shall be delivered to the Company no later than October 28, 2025. Upon the later of the receipt of the Purchase Price and the approval of the Company’s Supplemental Listing Application to the New York Stock Exchange LLC regarding the issuance of the Shares, the Company shall promptly issue the Shares to the Purchaser.

2.       Investment Representations. In connection with the purchase of the Shares, the Purchaser hereby represents to the Company as follows:

2.1       The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser is capable of evaluating the merits and risks of the Purchaser’s investment in the Company and has the capacity to protect the Purchaser’s own interests.

2.2       The Purchaser is acquiring the Shares for investment for the Purchaser’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

2.3       The Purchaser acknowledges that the Purchaser’s investment in the Company is highly speculative and entails a substantial degree of risk and the Purchaser is in a position to lose the entire amount of such investment.

2.4       The Purchaser understands that the Company has made no assurances that a public market will continue to exist for the Company’s securities.

2.5       None of (as applicable): (i) the Purchaser, (ii) any of the Purchaser’s directors, executive officers, other officers that may serve as a director or officer of any company in which the Purchaser invests, general partners or managing members, or (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Act) held by the Purchaser is subject to any “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Act (a “Disqualification Event”), except for Disqualification Events covered by Rule 506(d)(2) or 506(d)(3) under the Securities Act and disclosed reasonably in advance of the date of this Agreement in writing in reasonable detail to the Company.

3.       Legends. Any share certificate evidencing the Shares issued hereunder shall be endorsed with a legend that the securities may not be sold other in accordance with Rule 144.

4.       General Provisions.

4.1       This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware as they apply to contracts entered into and wholly to be performed within such state by residents thereof.

4.2       This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Purchaser.

4.3       The rights and benefits of the Company under this Agreement shall be transferable by the Company to single or multiple assignees, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Purchaser under this Agreement may be assigned only with the prior written consent of the Company.

4.4       Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted each party hereunder are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

4.5       The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

4.6       This Agreement may be executed by the parties on separate counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

ANNOVIS BIO, INC.

By:
Maria L. Maccecchini
President and CEO

Company Address:

101 Lindenwood Drive, Suite 225
Malvern, PA 19355

Purchaser:

Name: _______________

Purchaser Address:

____________________
____________________

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